Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for July 2009

MESA ROYALTY TRUST

The Bank of New York Mellon Trust Company, N.A., Trustee

NEWS RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS July 23, 2009 — Mesa Royalty Trust (NYSE symbol-MTR)

announced the Trust income distribution for the month of July 2009. Unitholders of record on July 31, 2009 will receive distributions amounting to $286,222 or $0.153586260 per unit payable on October 31, 2009. The Trust received $209,351 and $119 from the New Mexico and Colorado portions of the San Juan Basin Properties, respectively. Royalty income from the Hugoton Properties totaled $90,350.

Contact:	Mesa Royalty Trust
The Bank of New York Mellon Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422

www.businesswire.com/cnn/mtr.htm

919 Congress Avenue, Austin, TX 78701